UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-5965	36-2723087
(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On January 18, 2005 the Board of Directors of Northern Trust Corporation (the “Corporation”) adopted an amendment to the Corporation’s By-Laws. A copy of the By-laws of the Corporation, as amended, is filed as Exhibit 3.1.

The amendment to Article VIII, Section 8.1, changed the provisions with respect to the Business Strategy Committee of the Board of Directors. The amendment reduces the minimum membership of the Committee from four to three directors and provides that no member of the Committee may be an employee of the Corporation or any of its subsidiaries. The amendment also deletes the specific duties of the Committee from the By-laws and instead provides that the Committee shall perform such functions as the Board directs it to perform, as set forth in a Committee Charter adopted by the Board.

The amendment took effect upon adoption by the Board of Directors.

ITEM 9.01	Financial Statements and Exhibits.

(a) None.

(b) None.

(c) Exhibits.

Exhibit Number	Description of Exhibit

3.1	By-laws of Northern Trust Corporation, as amended through January 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Date: January 19, 2005	By:	/s/ Kelly R. Welsh
Kelly R. Welsh Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Page Number

3.1	By-laws of Northern Trust Corporation, as amended through January 18, 2005.